Exhibit 99.1

Ventas Reports Record 2013 Normalized FFO of $4.14 Per Diluted Share

2013 Total Normalized FFO Tops $1.2 Billion

2014 Normalized FFO Guidance of $4.31 to $4.37 Per Diluted Share Without Acquisitions

Guidance Represents 5.5 Percent to Seven Percent Per Share Growth Excluding Non-Cash Items

CHICAGO--(BUSINESS WIRE)--February 14, 2014--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the year ended December 31, 2013 increased nine percent to $1.2 billion, from $1.1 billion for the comparable 2012 period. Normalized FFO per diluted common share was $4.14 for the year ended December 31, 2013, a nine percent increase from $3.80 for the comparable 2012 period. Normalized FFO per share grew 11 percent in 2013, excluding non-cash items computed consistent with prior periods. Weighted average diluted shares outstanding for the full year increased to 295.1 million, compared to 294.5 million in 2012.

Ventas’s continued growth in normalized FFO per diluted common share is due primarily to the Company’s $1.8 billion of investments in 2013, the full-year benefit of its 2012 acquisitions, strong same-store growth in its seniors housing communities managed by Atria Senior Living, Inc. (“Atria”) and Sunrise Senior Living, LLC (“Sunrise”), rental increases from its triple-net lease portfolio and lower weighted average interest rates. These benefits were partially offset by higher debt balances, increases in general and administrative expenses and asset sales and loan repayments in 2012 and 2013.

“Ventas had another outstanding year of investing accretively and driving cash flows to a record level of $1.2 billion, growing normalized FFO per share at a superior rate, increasing dividends by ten percent, maintaining financial strength and flexibility and executing our strategy consistently,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “Our productive and growing portfolio, the increasing demand for our healthcare and senior living assets and services, and our team’s commitment to sustained excellence enable us to consistently grow and deliver superior value to our shareholders.”

Normalized FFO for the years ended December 31, 2013 and 2012 excludes the net expense (totaling $12.3 million, or $0.04 per diluted share, in 2013 and $95.7 million, or $0.32 per diluted share, in 2012) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt and amortization of other intangibles, partially offset by income tax benefit. Net income attributable to common stockholders for the year ended December 31, 2013 was $453.5 million, or $1.54 per diluted common share, including expense associated with discontinued operations of $35.4 million. Net income attributable to common stockholders for the year ended December 31, 2012 was $362.8 million, or $1.23 per diluted common share, including discontinued operations of $55.0 million. This $90.7 million increase in net income attributable to common stockholders in 2013 over the prior year is primarily the result of the continued growth of the Company as described above.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the year ended December 31, 2013 increased 18 percent to $1.2 billion, from $1.0 billion in the comparable 2012 period. This increase in NAREIT FFO is due primarily to the factors described above for normalized FFO, as well as significantly lower merger-related expenses and deal costs (including integration costs) and losses on extinguishment of debt than in 2012. NAREIT FFO per diluted common share for the year ended December 31, 2013 also increased 18 percent to $4.09, from $3.48 in 2012.

2013 FOURTH QUARTER

Fourth quarter 2013 normalized FFO increased seven percent to $313.6 million, from $293.6 million for the comparable 2012 period. Normalized FFO per diluted common share was $1.06 for the quarter ended December 31, 2013, an increase of seven percent from $0.99 for the comparable 2012 period. Normalized FFO per share grew ten percent in the fourth quarter of 2013, excluding non-cash items computed consistent with prior periods. This increase is due to the Company’s 2013 and 2012 investment activity, strong same-store cash flow growth in its seniors housing communities managed by Atria and Sunrise, rental increases from its triple-net lease portfolio and lower weighted average interest rates. These benefits were partially offset by higher debt balances, increases in general and administrative expenses and asset sales and loan repayments in 2012 and 2013. Weighted average diluted shares outstanding for the fourth quarter decreased to 296.0 million, compared to 297.1 million in 2012.

Net income attributable to common stockholders for the quarter ended December 31, 2013 was $108.4 million, or $0.37 per diluted common share, including discontinued operations of $0.1 million. Net income attributable to common stockholders for the quarter ended December 31, 2012 was $86.3 million, or $0.29 per diluted common share, including expense associated with discontinued operations of $15.2 million.

NAREIT FFO for the quarter ended December 31, 2013 was $305.1 million, an increase of seven percent from $284.0 million in the comparable 2012 period. NAREIT FFO per diluted common share for the quarter ended December 31, 2013 increased seven percent to $1.03, from $0.96 in 2012. This increase is due primarily to the factors described above for fourth quarter normalized FFO and lower merger-related expenses and deal costs (including integration costs) during the fourth quarter of 2013 compared to the same period in 2012.

VENTAS BOARD DECLARES FIRST QUARTER DIVIDEND OF $0.725 PER SHARE

The Company said today that its Board of Directors declared a dividend for the first quarter of $0.725 per share. This dividend represents an eight percent increase from the dividend in the first quarter of 2013. The dividend is payable in cash on March 28, 2014 to stockholders of record on March 7, 2014.

“Our quarterly dividend reflects our consistent growth and our confidence in Ventas’s business and team,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We are pleased to share our success with our investors.”

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

2013 Total Portfolio NOI of $449 Million; Annual Same-Store NOI Grows 5.6 Percent and Occupancy Rises 130 Basis Points

At December 31, 2013, the Company’s seniors housing operating portfolio included 237 communities, two of which were acquired in the fourth quarter of 2013: Atria manages 142 seniors housing communities and Sunrise manages 95 seniors housing communities.

Full year and fourth quarter 2013 Net Operating Income (“NOI”) after management fees for this portfolio totaled $449.0 million and $115.9 million, respectively.

For the 195 same-store private pay seniors housing communities owned by the Company during all of 2012 and 2013, average unit occupancy rose 130 basis points to 91.3 percent, NOI after management fees grew 5.6 percent and REVPOR (revenue per occupied room) grew 3.5 percent.

2013 RECAP

Investments and Dispositions

  Ventas invested $1.9 billion in 2013, including development and redevelopment projects.
  The $1.8 billion of acquisitions have an expected first-year NOI yield exceeding seven percent and the acquisitions were divided as follows:
Property Type	Dollars in Millions	Percentage of Total
Triple-Net Leased Assets	$853	47%
Seniors Housing Operating Communities Managed by Atria	$772	43%
Medical Office Buildings (“MOBs”)	$181	10%
  The Company invested $96 million in development and redevelopment during 2013 and included completions of one ground up Atria-managed seniors housing operating community on Cape Cod and an award-winning renovation of the Hallmark, an asset triple-net leased by Brookdale Senior Living, Inc.
  Ventas sold 22 properties and received final repayment on loans receivable for approximately $358 million in aggregate proceeds, a yield of 8.6 percent.

Cash Flow Growth

  Cash flows from operations were approximately $1.2 billion, an increase of more than 20 percent over the prior year. The Company generated over $300 million in cash flows from operations after capital expenditures and dividends.
  Same-store cash NOI growth for the Company’s total portfolio (1,203 assets) was 5.0 percent in 2013 compared to 2012, including a $20 million rent prepayment received in the fourth quarter of 2013; without such payment, year-over-year same-store cash flow growth totaled 3.4 percent.

Liquidity, Capital Raising, Ratings and Balance Sheet

  Ventas received rating upgrades from both Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”). Ventas’s senior unsecured debt is currently rated BBB+ (stable) by Fitch Ratings, Baa1 (stable) by Moody’s and BBB+ (stable) by S&P.
  Ventas issued and sold $1.6 billion aggregate principal amount of senior notes at a weighted average stated interest rate of 3.3 percent and a weighted average maturity at the time of issuance of 13.6 years.
  Ventas issued and sold a total of 2.1 million shares for aggregate proceeds of $143.6 million under its “at the market” equity offering program.
  Ventas closed a new $3 billion unsecured credit facility, including a $2 billion revolving credit facility (“Revolver”) and $1 billion in term loans, all maturing in 2018 and 2019 including extensions.
  The Company repaid approximately $764 million aggregate principal amount of senior notes and mortgages that had a weighted average interest rate of 5.9 percent (cash) and 3.25 percent (GAAP).
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at December 31, 2013 was 5.5x.
  Currently the Company has $1.8 billion of liquidity under its Revolver and debt to total capitalization of 33 percent.

PORTFOLIO UPDATE AND ADDITIONAL INFORMATION

  As announced on October 1, 2013, Ventas entered into favorable agreements with Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) to extend the leases at a higher rental rate with respect to 48 of the 108 licensed healthcare assets whose current lease term expires September 30, 2014 (the “2014 Renewal Assets”). The 2014 Renewal Assets consist of 86 skilled nursing facilities (“SNFs”) and 22 long-term acute care hospitals (“LTACs”). The Company is currently in the process of marketing principally for lease 60 SNFs that were not re-leased by Kindred. Ventas continues to expect the net impact of its agreements with Kindred and prospective new leases and sales for the 60 SNFs on its 2015 normalized FFO to range from $3 million to ($9 million), or $0.01 to ($0.03) per share based on current share count. Although the Company expects to successfully re-tenant and/or dispose of all of the 60 SNFs by the fourth quarter of 2014, there can be no assurance that the Company will be able to do so on a timely basis, if at all, or that expected normalized FFO and NOI results will be achieved.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS ISSUES 2014 NORMALIZED FFO GUIDANCE OF $4.31 TO $4.37 PER DILUTED SHARE WITHOUT UNANNOUNCED INVESTMENTS

Ventas said it currently expects its 2014 normalized FFO per diluted share, excluding the impact of unannounced acquisitions, divestitures and capital transactions, to range between $4.31 and $4.37. The Company’s guidance range represents approximately 5.5 percent to seven percent per share growth in normalized FFO, excluding non-cash items (projected to be $0.10 per diluted share), computed consistent with prior periods. A reconciliation of the Company’s guidance, and the non-cash items, to the Company’s projected GAAP earnings is attached to this press release at page 12.

The Company expects 2014 NOI for its total Atria- and Sunrise-managed seniors housing operating portfolio to be between $488 million and $500 million, representing approximately four to six percent same-store NOI growth. Its normalized FFO guidance further assumes no material changes in the current U.S. Dollar-Canadian Dollar foreign exchange rate; and the disposal of an asset pursuant to a pre-existing purchase option for $34.4 million (an 11.2 percent NOI yield) and reinvestment of proceeds at market yields.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions, that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles, transition and integration/severance expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, fees, penalties or premiums, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, and (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (877) 474-9506. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (888) 286-8010, passcode 85125582, beginning at approximately 2:00 p.m. Eastern Time and will be archived for 28 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of nearly 1,500 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and MOBs are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2013 and for the year ending December 31, 2014; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in currency exchange rates for U.S. or Canadian dollars or any other currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, and on the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the healthcare and seniors housing industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; and (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Assets
Real estate investments:
Land and improvements	$1,855,968	$1,856,739	$1,783,664	$1,764,208	$1,772,417
Buildings and improvements	18,457,028	18,383,075	17,238,843	16,977,860	16,920,821
Construction in progress	80,415	79,172	99,947	72,714	70,665
Acquired lease intangibles	1,010,181	1,012,163	990,548	984,023	981,704
	21,403,592	21,331,149	20,113,002	19,798,805	19,745,607
Accumulated depreciation and amortization	(3,328,006)	(3,156,206)	(2,977,154)	(2,803,068)	(2,634,075)
Net real estate property	18,075,586	18,174,943	17,135,848	16,995,737	17,111,532
Secured loans receivable and investments, net	376,229	400,889	470,441	490,107	635,002
Investments in unconsolidated entities	91,656	91,531	93,155	94,257	95,409
Net real estate investments	18,543,471	18,667,363	17,699,444	17,580,101	17,841,943
Cash and cash equivalents	94,816	54,672	62,421	57,690	67,908
Escrow deposits and restricted cash	84,657	98,200	94,492	99,225	105,913
Deferred financing costs, net	62,215	55,242	50,821	54,079	42,551
Other assets	946,335	1,003,881	889,404	915,826	921,685
Total assets	$19,731,494	$19,879,358	$18,796,582	$18,706,921	$18,980,000

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$9,364,992	$9,413,318	$8,420,073	$8,295,908	$8,413,646
Accrued interest	54,349	62,176	50,860	58,086	47,565
Accounts payable and other liabilities	1,001,515	1,019,166	887,314	910,692	995,156
Deferred income taxes	250,167	248,369	247,591	261,122	259,715
Total liabilities	10,671,023	10,743,029	9,605,838	9,525,808	9,716,082

Redeemable OP unitholder and noncontrolling interests	156,660	171,921	184,217	194,302	174,555

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 297,901; 297,328; 296,940; 295,823 and 295,565 shares issued at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively	74,488	74,345	74,248	73,969	73,904
Capital in excess of par value	10,078,592	10,032,285	9,996,095	9,904,694	9,920,962
Accumulated other comprehensive income	19,659	21,293	19,752	21,828	23,354
Retained earnings (deficit)	(1,126,541)	(1,021,628)	(943,384)	(861,434)	(777,927)
Treasury stock, 3,712; 3,699; 3,698; 3,736 and 3,699 shares at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively	(221,917)	(221,203)	(221,129)	(223,709)	(221,165)
Total Ventas stockholders' equity	8,824,281	8,885,092	8,925,582	8,915,348	9,019,128
Noncontrolling interest	79,530	79,316	80,945	71,463	70,235
Total equity	8,903,811	8,964,408	9,006,527	8,986,811	9,089,363
Total liabilities and equity	$19,731,494	$19,879,358	$18,796,582	$18,706,921	$18,980,000

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2013 and 2012
(In thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,

	2013	2012	2013	2012
Revenues:
Rental income:
Triple-net leased	$232,544	$206,188	$875,877	$818,000
Medical office buildings	114,635	108,303	450,107	360,849
	347,179	314,491	1,325,984	1,178,849
Resident fees and services	366,129	321,935	1,406,005	1,227,124
Medical office building and other services revenue	6,478	3,950	17,809	20,741
Income from loans and investments	12,924	14,690	58,208	39,913
Interest and other income	146	664	2,047	1,106
Total revenues	732,856	655,730	2,810,053	2,467,733

Expenses:
Interest	90,168	75,415	334,484	288,276
Depreciation and amortization	198,036	181,426	721,959	714,505
Property-level operating expenses:
Senior living	250,123	222,553	956,684	841,022
Medical office buildings	37,938	39,445	152,948	125,400
	288,061	261,998	1,109,632	966,422
Medical office building services costs	3,358	1,569	8,315	9,883
General, administrative and professional fees	30,349	23,022	115,106	98,510
Loss (gain) on extinguishment of debt, net	2,110	(699)	1,201	37,640
Merger-related expenses and deal costs	4,497	13,617	21,634	63,183
Other	5,407	1,888	18,732	6,940
Total expenses	621,986	558,236	2,331,063	2,185,359

Income before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	110,870	97,494	478,990	282,374
(Loss) income from unconsolidated entities	(1,041)	249	(508)	18,154
Income tax (expense) benefit	(1,272)	3,555	11,828	6,282
Income from continuing operations	108,557	101,298	490,310	306,810
Discontinued operations	102	(15,172)	(35,421)	54,965
Net income	108,659	86,126	454,889	361,775
Net income (loss) attributable to noncontrolling interest	219	(141)	1,380	(1,025)
Net income attributable to common stockholders	$108,440	$86,267	$453,509	$362,800

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.37	$0.34	$1.67	$1.05
Discontinued operations	—	(0.05)	(0.12)	0.19
Net income attributable to common stockholders	$0.37	$0.29	$1.55	$1.24
Diluted:
Income from continuing operations attributable to common stockholders	$0.37	$0.34	$1.66	$1.04
Discontinued operations	—	(0.05)	(0.12)	0.19
Net income attributable to common stockholders	$0.37	$0.29	$1.54	$1.23

Weighted average shares used in computing earnings per common share:
Basic	293,674	294,704	292,654	292,064
Diluted	296,047	297,089	295,110	294,488

Dividends declared per common share	$0.725	$0.62	$2.735	$2.48

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2013 Quarters				2012 Fourth
	Fourth	Third	Second	First	Quarter
Revenues:
Rental income:
Triple-net leased	$232,544	$218,373	$212,826	$212,134	$206,188
Medical office buildings	114,635	114,779	110,277	110,416	108,303
	347,179	333,152	323,103	322,550	314,491
Resident fees and services	366,129	359,112	341,594	339,170	321,935
Medical office building and other services revenue	6,478	4,146	3,537	3,648	3,950
Income from loans and investments	12,924	14,448	14,733	16,103	14,690
Interest and other income	146	66	797	1,038	664
Total revenues	732,856	710,924	683,764	682,509	655,730

Expenses:
Interest	90,168	83,647	82,141	78,528	75,415
Depreciation and amortization	198,036	177,032	171,522	175,369	181,426
Property-level operating expenses:
Senior living	250,123	244,316	231,337	230,908	222,553
Medical office buildings	37,938	40,566	38,151	36,293	39,445
	288,061	284,882	269,488	267,201	261,998
Medical office building services costs	3,358	1,651	1,667	1,639	1,569
General, administrative and professional fees	30,349	28,659	27,324	28,774	23,022
Loss (gain) on extinguishment of debt, net	2,110	(189)	(720)	—	(699)
Merger-related expenses and deal costs	4,497	6,208	6,667	4,262	13,617
Other	5,407	4,353	4,385	4,587	1,888
Total expenses	621,986	586,243	562,474	560,360	558,236

Income before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	110,870	124,681	121,290	122,149	97,494
(Loss) income from unconsolidated entities	(1,041)	110	(506)	929	249
Income tax (expense) benefit	(1,272)	2,780	12,064	(1,744)	3,555
Income from continuing operations	108,557	127,571	132,848	121,334	101,298
Discontinued operations	102	(8,972)	(18,315)	(8,236)	(15,172)
Net income	108,659	118,599	114,533	113,098	86,126
Net income (loss) attributable to noncontrolling interest	219	303	(47)	905	(141)
Net income attributable to common stockholders	$108,440	$118,296	$114,580	$112,193	$86,267

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.37	$0.43	$0.45	$0.41	$0.34
Discontinued operations	—	(0.03)	(0.06)	(0.03)	(0.05)
Net income attributable to common stockholders	$0.37	$0.40	$0.39	$0.38	$0.29
Diluted:
Income from continuing operations attributable to common stockholders	$0.37	$0.43	$0.45	$0.41	$0.34
Discontinued operations	—	(0.03)	(0.06)	(0.03)	(0.05)
Net income attributable to common stockholders	$0.37	$0.40	$0.39	$0.38	$0.29

Weighted average shares used in computing earnings per
common share:
Basic	293,674	292,818	292,635	291,455	294,704
Diluted	296,047	295,190	295,123	293,924	297,089

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2013 and 2012
(In thousands)
	2013	2012
Cash flows from operating activities:
Net income	$454,889	$361,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	769,881	764,775
Amortization of deferred revenue and lease intangibles, net	(15,793)	(17,118)
Other non-cash amortization	(16,745)	(39,943)
Stock-based compensation	20,653	20,784
Straight-lining of rental income, net	(30,540)	(24,042)
Loss on extinguishment of debt, net	1,048	37,640
Gain on real estate dispositions, net (including amounts in discontinued operations)	(3,617)	(80,952)
Gain on real estate loan investments	(5,056)	(5,230)
Gain on sale of marketable debt securities	(856)	—
Income tax benefit (including amounts in discontinued operations)	(11,828)	(6,286)
Loss (income) from unconsolidated entities	1,748	(1,509)
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	(16,645)
Other	8,407	10,414
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(690)	3,756
Increase in accrued interest	6,806	9,969
Increase (decrease) in accounts payable and other liabilities	17,689	(24,572)
Net cash provided by operating activities	1,194,755	992,816
Cash flows from investing activities:
Net investment in real estate property	(1,437,002)	(1,453,065)
Purchase of private investment funds	—	(276,419)
Purchase of noncontrolling interest	(14,331)	(3,934)
Investment in loans receivable and other	(37,963)	(452,558)
Proceeds from real estate disposals	35,591	149,045
Proceeds from loans receivable	325,518	43,219
Proceeds from sale or maturity of marketable securities	5,493	37,500
Funds held in escrow for future development expenditures	19,458	(28,050)
Development project expenditures	(95,741)	(114,002)
Capital expenditures	(81,614)	(69,430)
Other	(2,169)	(1,995)
Net cash used in investing activities	(1,282,760)	(2,169,689)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(164,029)	84,938
Proceeds from debt	2,767,546	2,710,405
Repayment of debt	(1,792,492)	(1,193,023)
Payment of deferred financing costs	(31,277)	(23,770)
Issuance of common stock, net	141,343	342,469
Cash distribution to common stockholders	(802,123)	(728,546)
Cash distribution to redeemable OP unitholders	(5,040)	(4,446)
Purchases of redeemable OP units	(659)	(4,601)
Contributions from noncontrolling interest	2,395	38
Distributions to noncontrolling interest	(9,286)	(5,215)
Other	8,618	20,665
Net cash provided by financing activities	114,996	1,198,914
Net increase in cash and cash equivalents	26,991	22,041
Effect of foreign currency translation on cash and cash equivalents	(83)	60
Cash and cash equivalents at beginning of period	67,908	45,807
Cash and cash equivalents at end of period	$94,816	$67,908

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$223,955	$582,694
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	—	(134,003)
Other assets acquired	6,635	77,730
Debt assumed	183,848	412,825
Other liabilities	29,868	70,391
Deferred income tax liability	5,181	4,299
Noncontrolling interests	11,693	34,580
Equity issued	—	4,326
Debt transferred on the sale of assets	—	14,535

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2013 Quarters				2012 Fourth
	Fourth	Third	Second	First	Quarter
Cash flows from operating activities:
Net income	$108,659	$118,599	$114,533	$113,098	$86,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	200,556	188,393	193,989	186,943	201,748
Amortization of deferred revenue and lease intangibles, net	(4,634)	(4,156)	(3,693)	(3,310)	(4,153)
Other non-cash amortization	(3,369)	(3,975)	(4,072)	(5,329)	(8,617)
Stock-based compensation	5,643	4,210	5,138	5,662	4,255
Straight-lining of rental income, net	(9,375)	(6,835)	(6,465)	(7,865)	(7,330)
Loss (gain) on extinguishment of debt	2,110	(189)	(873)	—	(699)
Gain on real estate dispositions, net (including amounts in discontinued operations)	(1,376)	(46)	(1,718)	(477)	(1,804)
Gain on real estate loan investments	(1,458)	(2,499)	(759)	(340)	(5,789)
Gain on sale of marketable debt securities	—	—	(856)	—	—
Income tax expense (benefit) (including amounts in discontinued operations)	1,272	(2,780)	(12,064)	1,744	(3,555)
Loss (income) from unconsolidated entities	1,041	(111)	506	312	(249)
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	(1,241)	—
Other	2,274	2,261	967	2,905	3,942
Changes in operating assets and liabilities:
Decrease (increase) in other assets	27,442	(11,717)	(5,956)	(10,459)	15,686
(Decrease) increase in accrued interest	(7,818)	11,309	(7,215)	10,530	(8,761)
Increase (decrease) in accounts payable and other liabilities	38,359	35,277	5,921	(61,868)	12,697
Net cash provided by operating activities	359,326	327,741	277,383	230,305	283,497
Cash flows from investing activities:
Net investment in real estate property	(78,236)	(1,075,144)	(227,447)	(56,175)	(298,153)
Purchase of private investment funds	—	—	—	—	(276,419)
Purchase of noncontrolling interest	(6,436)	(1,771)	(2,938)	(3,186)	—
Investment in loans receivable and other	(3,246)	(2,385)	(29,543)	(2,789)	(422,035)
Proceeds from real estate disposals	6,400	4,901	13,040	11,250	73,900
Proceeds from loans receivable	26,362	81,113	71,649	146,394	8,402
Proceeds from sale or maturity of marketable securities	—	—	5,493	—	37,500
Funds held in escrow for future development expenditures	4,269	3,373	6,376	5,440	(28,050)
Development project expenditures	(21,034)	(26,423)	(26,696)	(21,588)	(23,883)
Capital expenditures	(30,980)	(18,175)	(12,664)	(19,795)	(27,160)
Other	(1,758)	—	(333)	(78)	115
Net cash (used in) provided by investing activities	(104,659)	(1,034,511)	(203,063)	59,473	(955,783)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(71,443)	188,340	94,990	(375,916)	(163,983)
Proceeds from debt	1,000,702	848,389	1,584	916,871	1,142,023
Repayment of debt	(951,960)	(155,014)	(49,725)	(635,793)	(90,023)
Payment of deferred financing costs	(11,300)	(6,980)	811	(13,808)	(19,513)
Issuance of common stock, net	35,341	23,618	77,334	5,050	—
Cash distribution to common stockholders	(213,353)	(196,540)	(196,530)	(195,700)	(183,306)
Cash distribution to redeemable OP unitholders	(1,561)	(1,166)	(1,162)	(1,151)	(1,088)
Purchases of redeemable OP units	(342)	(109)	(100)	(108)	(2,841)
Contributions from noncontrolling interest	301	—	2,094	—	38
Distributions to noncontrolling interest	(1,672)	(2,569)	(3,595)	(1,450)	(1,180)
Other	788	1,022	4,750	2,058	1,535
Net cash (used in) provided by financing activities	(214,499)	698,991	(69,549)	(299,947)	681,662
Net increase (decrease) in cash and cash equivalents	40,168	(7,779)	4,771	(10,169)	9,376
Effect of foreign currency translation on cash and cash equivalents	(24)	30	(40)	(49)	2
Cash and cash equivalents at beginning of period	54,672	62,421	57,690	67,908	58,530
Cash and cash equivalents at end of period	$94,816	$54,672	$62,421	$57,690	$67,908

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,508	$131,427	$81,181	$8,839	$84,939
Other assets acquired	109	3,964	1,894	668	(22,159)
Debt assumed	—	115,246	68,602	—	44,923
Other liabilities	2,285	17,090	4,071	6,422	9,707
Deferred income tax liability	332	3,055	262	1,532	—
Noncontrolling interests	—	—	10,140	1,553	8,150

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) Including and Excluding Non-Cash Items[1]
(Dollars in thousands, except per share amounts)

									Tentative Estimates
									Preliminary and
								YOY	Subject to Change		YOY
	2012		2013					Growth	FY2014 - Guidance		Growth (2)
	Q4	FY	Q1	Q2	Q3	Q4	FY	'12-'13	Low	High	'13-'14E
Net income attributable to common stockholders	$86,267	$362,800	$112,193	$114,580	$118,296	$108,440	$453,509		$485,811	$516,601
Net income attributable to common stockholders per share	$0.29	$1.23	$0.38	$0.39	$0.40	$0.37	$1.54		$1.64	$1.74

Adjustments:
Depreciation and amortization on real estate assets	180,158	710,082	174,091	170,106	175,585	196,514	716,296		760,786	750,786
Depreciation on real estate assets related to
noncontrolling interest	(2,435)	(8,503)	(2,502)	(2,617)	(2,719)	(2,674)	(10,512)		(9,705)	(11,705)
Depreciation on real estate assets related to
unconsolidated entities	1,510	7,516	1,646	1,622	1,634	1,641	6,543		6,501	5,501
Gain on re-measurement of equity interest upon
acquisition, net	—	(16,645)	(1,241)	—	—	—	(1,241)		—	—
Discontinued operations:
Gain on real estate dispositions, net	(1,804)	(80,952)	(477)	(1,718)	(488)	(1,376)	(4,059)		1,000	(1,000)
Depreciation and amortization on real estate assets	20,321	50,269	11,574	22,468	11,360	2,520	47,922		1,000	3,000
Subtotal: FFO add-backs	197,750	661,767	183,091	189,861	185,372	196,625	754,949		759,582	746,582
Subtotal: FFO add-backs per share	$0.67	$2.25	$0.62	$0.64	$0.63	$0.66	$2.56		$2.56	$2.52
FFO	$284,017	$1,024,567	$295,284	$304,441	$303,668	$305,065	$1,208,458	18%	$1,245,393	$1,263,183	4%
FFO per share	$0.96	$3.48	$1.00	$1.03	$1.03	$1.03	$4.09	18%	$4.20	$4.26	3%

Adjustments:
Merger-related expenses and deal costs	13,617	63,183	4,262	6,592	6,209	4,497	21,560		10,000	20,000
Income tax (benefit) expense	(3,555)	(6,286)	1,744	(12,064)	(2,780)	1,272	(11,828)		16,000	13,000
(Gain) loss on extinguishment of debt	(699)	37,640	—	(873)	(189)	2,110	1,048		5,000	(1,000)
Change in fair value of financial instruments	(52)	99	25	—	—	424	449		—	—
Amortization of other intangibles	255	1,022	256	255	256	255	1,022		1,522	522
Subtotal: normalized FFO add-backs	9,566	95,658	6,287	(6,090)	3,496	8,558	12,251		32,522	32,522
Subtotal: normalized FFO add-backs per share	$0.03	$0.32	$0.02	$(0.02)	$0.01	$0.03	$0.04		$0.11	$0.11
Normalized FFO	$293,583	$1,120,225	$301,571	$298,351	$307,164	$313,623	$1,220,709	9%	$1,277,915	$1,295,705	5%
Normalized FFO per share	$0.99	$3.80	$1.03	$1.01	$1.04	$1.06	$4.14	9%	$4.31	$4.37	5%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and
lease intangibles, net	(4,153)	(17,118)	(3,310)	(3,693)	(4,156)	(4,634)	(15,793)		(15,525)	(17,025)
Other non-cash amortization, including fair market
value of debt	(8,617)	(39,943)	(5,329)	(4,072)	(3,975)	(3,369)	(16,745)		(6,868)	(7,368)
Stock-based compensation	4,255	20,784	5,662	5,138	4,210	5,643	20,653		20,200	24,200
Straight-lining of rental income, net	(7,330)	(24,042)	(7,865)	(6,465)	(6,835)	(9,375)	(30,540)		(28,693)	(30,193)
Subtotal: non-cash items included in normalized FFO	(15,845)	(60,319)	(10,842)	(9,092)	(10,756)	(11,735)	(42,425)		(30,886)	(30,386)
Subtotal: normalized FFO add-backs per share	$(0.05)	$(0.20)	$(0.04)	$(0.03)	$(0.04)	$(0.04)	$(0.14)		$(0.10)	$(0.10)
Normalized FFO, excluding non-cash items	$277,738	$1,059,906	$290,729	$289,259	$296,408	$301,888	$1,178,284	11%	$1,247,029	$1,265,319	7%
Normalized FFO per share, excluding non-cash items	$0.93	$3.60	$0.99	$0.98	$1.00	$1.02	$3.99	11%	$4.21	$4.27	6%
Weighted average diluted shares	297,089	294,488	293,924	295,123	295,190	296,047	295,110		296,500	296,500

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.
[2] 2013-2014E growth assumes the midpoint of 2014 guidance.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration/severance expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration; (f) charitable donations made to the Ventas Charitable Foundation; and (g) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2013, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities, loss from merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$108,440
Pro forma adjustments for current period investments, capital
transactions and dispositions	5,960

Pro forma net income for the three months ended December 31, 2013	114,400
Add back:
Pro forma interest (including discontinued operations)	87,279
Pro forma depreciation and amortization (including discontinued operations)	200,815
Stock-based compensation	5,643
Loss on extinguishment of debt, net	2,110
Gain on real estate dispositions, net	(1,376)
Noncontrolling interest	219
Loss from unconsolidated entities	1,041
Income tax expense (including discontinued operations)	1,272
Change in fair value of financial instruments	424
Other taxes	998
Pro forma merger-related expenses and deal costs	3,693
Adjusted Pro Forma EBITDA	$416,518
Adjusted Pro Forma EBITDA, annualized	$1,666,072

As of December 31, 2013:
Debt	$9,364,992
Cash, including cash escrows pertaining to debt	(123,591)
Net debt	$9,241,401

Net debt to Adjusted Pro Forma EBITDA	5.5	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI by Segment
(In thousands)

	2013 Quarters				2012 Fourth
	Fourth	Third	Second	First	Quarter
Revenues

Triple-Net
Triple-Net Rental Income	$232,544	$218,373	$212,826	$212,134	$206,188

Medical Office Buildings
Medical Office - Stabilized	106,966	107,418	104,220	104,437	102,249
Medical Office - Lease up	7,668	7,361	6,057	5,979	6,054
Total Medical Office Buildings - Rental Income	114,634	114,779	110,277	110,416	108,303
Total Rental Income	347,178	333,152	323,103	322,550	314,491

Medical Office Building Services Revenue	4,851	2,530	2,159	2,537	2,839
Total Medical Office Buildings - Revenue	119,485	117,309	112,436	112,953	111,142

Triple-Net Services Revenue	1,127	1,116	1,115	1,111	1,111
Non-Segment Services Revenue	500	500	263	—	—
Total Medical Office Building and Other Services Revenue	6,478	4,146	3,537	3,648	3,950

Seniors Housing Operating
Seniors Housing - Stabilized	360,064	355,294	336,754	326,880	309,252
Seniors Housing - Lease up	5,422	3,152	4,114	11,548	11,940
Seniors Housing - Other	643	666	726	742	743
Total Resident Fees and Services	366,129	359,112	341,594	339,170	321,935

Non-Segment Income from Loans and Investments	12,924	14,448	14,733	16,103	14,690
Total Revenues, excluding Interest and Other Income	732,709	710,858	682,967	681,471	655,066

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	35,262	37,669	35,930	34,371	37,209
Medical Office - Lease up	2,676	2,897	2,221	1,922	2,236
Total Medical Office Buildings	37,938	40,566	38,151	36,293	39,445

Seniors Housing Operating
Seniors Housing - Stabilized	245,404	241,319	227,907	222,362	212,782
Seniors Housing - Lease up	4,145	2,392	2,814	7,933	9,191
Seniors Housing - Other	574	605	616	613	580
Total Seniors Housing	250,123	244,316	231,337	230,908	222,553
Total Property-Level Operating Expenses	288,061	284,882	269,488	267,201	261,998

Medical Office Building Services Costs	3,358	1,651	1,667	1,639	1,569

Net Operating Income

Triple-Net
Triple-Net Properties	232,544	218,373	212,826	212,134	206,188
Triple-Net Services Revenue	1,127	1,116	1,115	1,111	1,111
Total Triple-Net	233,671	219,489	213,941	213,245	207,299

Medical Office Buildings
Medical Office - Stabilized	71,704	69,749	68,290	70,066	65,040
Medical Office - Lease up	4,992	4,464	3,836	4,057	3,818
Total Medical Office Buildings	76,696	74,213	72,126	74,123	68,858

Seniors Housing Operating
Seniors Housing - Stabilized	114,660	113,975	108,847	104,518	96,470
Seniors Housing - Lease up	1,277	760	1,300	3,615	2,749
Seniors Housing - Other	69	61	110	129	163
Total Seniors Housing	116,006	114,796	110,257	108,262	99,382
Non-Segment	13,424	14,948	14,996	16,103	14,690
Net Operating Income	$439,797	$423,446	$411,320	$411,733	$390,229

Note: Amounts above are adjusted to exclude discontinued operations for all periods presented.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Annual NOI
(In thousands)

The Company believes that NOI and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company's operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations). The following is a reconciliation of NOI to net income (including amounts in discontinued operations) for the years ended December 31, 2013 and 2012:

	2013	2012

Net income	$454,889	$361,775
Adjustments:
Interest and other income	(2,047)	(6,158)
Interest	340,381	302,031
Depreciation and amortization	769,881	764,774
General, administrative and professional fees	115,109	98,813
Loss on extinguishment of debt, net	1,048	37,640
Merger-related expenses and deal costs	21,634	63,183
Other	18,325	8,842
Loss (income) from unconsolidated entities	508	(18,154)
Income tax benefit	(11,828)	(6,286)
Gain on real estate dispositions, net	(3,617)	(80,952)
NOI	1,704,283	1,525,508
Discontinued operations	(14,224)	(35,186)
NOI (excluding amounts in discontinued operations)	$1,690,059	$1,490,322

Seniors Housing Operating NOI
	2013	2012
Revenues
Total Resident Fees and Services	$1,406,005	$1,227,124
Property-Level Operating Expenses
Total Seniors Housing	956,684	841,022
Net Operating Income
Total Seniors Housing	$449,321	$386,102

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Same-Store Total Portfolio NOI
(Dollars in thousands)
	For the Year Ended
	December 31,
	2013	2012

Net Operating Income	$1,690,059	$1,490,322

Add:
4th Quarter $20 Million Rent Prepayment	20,000	—

Less:
NOI Not Included in Same-Store	229,676	98,534
Straight-Lining of Rental Income	30,554	23,632
Non-Cash Rental Income	13,086	15,941
Non-Segment NOI	59,471	39,913
	332,787	178,020

Same-Store Cash NOI With the Rent Prepayment	$1,377,272	$1,312,302

Percentage Increase		5.0%

Less:
4th Quarter $20 Million Rent Prepayment	20,000	—

Same-Store Cash NOI Without the Rent Prepayment	$1,357,272	$1,312,302

Percentage Increase		3.4%

Same-Store Seniors Housing Operating Portfolio NOI
	For the Year Ended
	December 31,
	2013	2012

Net Operating Income	$449,321	$386,102

Less:
NOI Not Included in Same-Store	63,844	20,977
Same-Store NOI as Reported	$385,477	$365,125

Percentage Increase		5.6%

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CONTACT:
Ventas, Inc.
Lori B. Wittman, (877) 4-VENTAS